Exhibit 4.3

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SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of June 29, 2014, between Medigus Ltd., an Israeli corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1           Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Broker” means Roth Capital and Ladenburg, Thalman & Co. Inc.

“Business Day” means any day except any Friday, Saturday, any Sunday, any day which is a federal legal holiday in the United States or Israel or any day on which banking institutions in the State of New York or in Israel are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” shall be as soon as possible, but no later than 3 Business Days after satisfaction (or waiver by the Party entitled to waive such conditions) of all the conditions precedent to the Closing as set out herein in Article II.

“Commission” means the United States Securities and Exchange Commission.

“Company Counsel” means Erez Rosenbuch and Associates as to Israeli matters, and Schwell Wimpfheimer and Associates, LLP as to U.S. matters.

"Companies Law" means the Israeli Companies Law, 5759-1999

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“Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.1.

“Effective Date” means the earliest of the date that the initial Registration Statement of the American Depository Shares (ADS) of the Company under the ADR Facility has been declared effective by the Commission.

“Escrow Agent” means the Escrow Agent under the Escrow Agreement.

“Escrow Agreement” means the escrow agreement to be signed by the Parties within 14 days from the date of this Agreement (unless otherwise agreed in writing by the Company and the Purchaser Majority), by and among the Company, the Escrow Agent and the Purchasers pursuant to which the Purchasers shall deposit the Subscription Amounts with the Escrow Agent to be applied to the transactions contemplated hereunder, and to be subsequently held by the Escrow Agent on behalf of the Company as of and concurrent with the Closing.

“Escrow Date” means the close of trading on such day which is five Israeli Business Days prior to the date of the Shareholders Approval.

 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) Ordinary Shares or options to employees, service providers, officers or directors of the Company, or other plan beneficiaries, pursuant to any share or option plan duly adopted for such purpose in accordance with the Companies Law and/or Israeli Securities Laws (as defined below) not to exceed 3% on an annual basis (which for avoidance of doubt the options grants approved as set forth in the Option Plan Outline of Offering shall not be subject to such limitation), (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into Ordinary Shares already issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, other than as per the terms set forth in such already issued securities, or (c) any issuance of securities in connection with an acquisition of the equity or assets of another entity or to strategic partners; provided, however, that securities issued pursuant to acquisitions or strategic transactions shall be approved by a majority of the independent directors of the Company, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“FDA” shall have the meaning ascribed to such term in Section 3.1(ii).

“FDCA” shall have the meaning ascribed to such term in Section 3.1(ii).

“IFRS” shall have the meaning ascribed to such term in Section 3.1(h).

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“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(o).

"Israeli Institutional Investors Transaction" shall have the meaning ascribed to such term in Section 4.15.

"Israeli Securities Laws" means the Securities Law, the rules and regulations promulgated under the Securities Law and any rules and regulations of the TASE.

"Purchaser Account" means an Israeli securities account(s) (or, an account with a foreign bank which works with an Israeli corresponding bank), that each Purchaser shall provide to the Company in accordance with the provisions of this Agreement, in which the Shares (and Warrant Shares, unless otherwise specified in the Exercise Notice) shall be deposited with respect to such Purchaser, including name of Account holder, Account number and the name of the TASE member managing such Account.

“Liens” means a lien, charge pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Option Plan Outline of Offering” shall mean an outline of offering with respect to the Company’s 2013 option plan, and the options grants approved by the Board of Directors on May 29, 2014 with respect thereto, all as set forth on Form T170 filed by the Company on June 1, 2014 (as supplemented by the filing on June 19, 2014), and as may be supplemented to or amended from time to time in accordance with TASE and/or ISA requirements.

"Orbimed Transaction" shall have the meaning ascribed to such term in Section 4.15.

“Ordinary Shares” means the ordinary shares of the Company, nominal value, NIS 0.01 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Ordinary Shares Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Ordinary Shares, including, without limitation, any debt, preferred share, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares.

“Per Share Purchase Price” means a price per 1 Ordinary Share of the Company in US Dollars determined on the date hereof that is equal to (A) [ninety-eight percent (98%)] of (B) the quotient obtained by dividing (i) the daily closing price of one Ordinary Share of the Company on the TASE for the Trading Day immediately  prior to the date hereof   by (ii) the representative exchange rate (as published by the Bank Of Israel) of 1 US Dollar to New Israeli Shekels on the date prior to the date hereof.

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“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pharmaceutical Product” shall have the meaning ascribed to such term in Section 3.1(ii).

 “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

"Purchasers' Israeli Counsel" means Amit, Pollak, Matalon & Co.

“Purchaser Majority” means Qualifying Purchasers holding, at the relevant date, or if such relevant date is before the Closing, subscribed for, at least 66.7% of all Shares and Warrant Shares then held or subscribed for by all Qualifying Purchasers.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.7.

"Qualifying Purchasers” means Purchasers with Subscription Amounts of $1 million or more, and that, as of the relevant date (if such relevant date occurs after the Closing), hold not less than 25% of the aggregate Shares and Warrant Shares (calculated together) purchased by such Purchasers hereunder.

“Registration Statement” means a registration statement registering the resale by the Purchasers of the ADRs representing the Shares and Warrant Shares (or registering for resale the Shares and Warrant Shares directly), which registration permits the Purchasers to sell such securities without restriction or limitation in the United States, other than as to delivery of a prospectus or conformity with the plan of distribution contained in such Registration Statement.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

"Restriction Termination" shall have the meaning ascribed to such term in Section4.10(a).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Securities” means the Shares, the Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Securities Law" means the Israeli Securities Law- 1968.

“Shareholders Approval” means the approval of the Company's general meeting of shareholders, for this Agreement, the Transaction Documents and the transactions contemplated herein and therein, in accordance with the requirements of Sections 270(5) and 274 of the Companies Law.

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“Shares” means the Ordinary Shares issued or issuable to each Purchaser pursuant to this Agreement.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable Ordinary Shares).

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for all of the Shares and Warrants to be purchased by such Purchaser hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a) and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

"TASE" means the Tel Aviv Stock Exchange.

"TASE Approval" means the TASE's approval and authorization of (a) the issuance of the Shares and the listing thereof on TASE upon consummation of the Closing, and (b) approval, subject to the exercise of the Warrant, to the issuance of the Warrant Shares and the listing thereof on TASE upon the exercise of the Warrant.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Ordinary Shares are listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the Tel Aviv Stock Exchange, the OTC Bulletin Board  (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Warrants, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

 “Transfer Agent” means a transfer agent employed by the Company once the ADR Facility is formed and registered.

“Variable Rate Transaction” shall have the meaning ascribed to such term in Section 4.12(b).

 “Warrants” means, collectively, the Ordinary Shares purchase warrants delivered to the Purchasers at the Closing pursuant to this Agreement, in the form of Exhibit A attached hereto.

“Warrant Shares” means the Ordinary Shares issuable upon exercise of the Warrants.

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ARTICLE II.
PURCHASE AND SALE
2.1           Closing.

(a)           On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and each Purchaser, severally and not jointly,  agrees to purchase from the Company (a) the aggregate number of Ordinary Shares, calculable by dividing the applicable Subscription Amount set forth with respect to such Purchaser's name on the signature page of this agreement by the  Per Share Purchase Price, all on the terms and subject to the conditions more fully set forth in this Agreement, and (b) non-registered warrants to purchase additional Ordinary Shares issuable upon exercise of such Purchaser’s Warrant, with an exercise price equal to 140% of the Per Share Purchase Price, such that the total number of warrants issued to each Purchaser shall be equal to 40% of the number of Shares acquired by such Purchaser, and with a term of exercise of 3 years beginning on the date of issuance.

(b)             Upon satisfaction or waiver of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of Amit, Pollak, Matalon & Co., 17 Yitzhak Sadeh Street, Tel-Aviv, Israel or such other location as the parties shall mutually agree.

(c)           Within 2 Business Days following the Escrow Date, each Purchaser shall transfer its applicable portion of the Subscription Amount, in US Dollars, to the  Escrow Agent in accordance with the Escrow Agreement. The escrow agent account's details shall be delivered to the Purchasers by the Escrow Agent prior to the Escrow Date ("Escrow Account").

(d)           All the actions and transactions occurring at the Closing and specified in this Agreement shall be deemed to take place simultaneously and no transactions shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered:

2.2           Deliveries.

(a)           On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)           a legal opinion of Company Counsel, as to those matters set forth on  Exhibit B attached hereto, that is reasonably satisfactory to Purchaser Majority;

(ii)           Copy of a new share certificate for the Shares registered under the name of the Registration Company of Bank Hapoalim Ltd., the registration company of the Company (the "Registration Company");

(iii)           Copy of the notice of the Company to the Registration Company with respect to the issuance of the Shares (including all documents required by the Registration Company and/or Israeli Securities Laws, except for Form T87), with a stamp indicating the acceptance of such notice by the Registration Company (the "Registration Notice"), irrevocably instructing the Registration Company to credit the Shares to the  Purchaser's Account, the details of which shall be provided by the Purchasers in writing to the Company at least 4 Business Days following the Escrow Date;

(iv)           The executed Warrants in the name of each Purchaser signed by the Company;

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(v)           The TASE Approval;

(vi)           A copy of an executed Form T87 reflecting the allocation of the Shares and the Warrants to the Purchasers;

(vii)           A certificate, duly executed by the Company, confirming that, each of the representations and warranties set forth in Article III is full and accurate in all material respects as of the Closing Date as if made on the Closing Date and that the Company has performed and complied in all material respects with all its covenants, agreements, and undertakings as set forth herein required to be performed at or prior to the Closing Date (the “Company Certificate”); and

(viii)           Duly executed copy of the minutes, or a certified Corporate Secretary extract thereof,  of the resolutions of the Board of Directors approving the Transaction Documents, and all corporate proceedings and required approvals related thereto, as required by Chapter 5 of the Companies Law have been obtained, all in accordance with the provisions of Section 282 of the Companies Law

(b)           On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company, as applicable, the following:

(i)            The  details of the Purchaser Account.

(c)           At the Closing, the Company shall file with the TASE the T87 Form, and immediately thereafter shall deliver such executed T87 form to the Registration Company.

(d)           No later than 4 Business Days following the Escrow Date, the Escrow Agent shall confirm in writing to the Company that the entire Subscription Amount is deposited in the Escrow Account.  Upon the fulfillment of all conditions to the Closing set forth in this Agreement as confirmed to the Escrow Agent by Company and Purchasers' Israeli Counsel, the Subscription Amount shall be held by the Escrow Agent on behalf of the Company without any restrictions whatsoever as of the time that the Company files the Form T87 with the TASE. Subsequent to such filing of Form T87, the Escrow Agent shall deliver by wire transfer, subject to the terms of the Escrow Agreement (which shall reflect, inter alia, the provisions of this sub-Section 2.2(c)), to the Company the Subscription Amount.

2.3           Closing Conditions.

(a)      Mutual Conditions. The obligations of each of the Purchasers and the Company to complete the transactions contemplated herein are subject to the fulfillment of the following conditions at or before the Closing:

(i)           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(ii)           Shareholders’ Approval. The Company shall have received the Shareholders Approval;

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(iii)           TASE Approval. The Company shall have obtained the TASE Approval; it being clarified, however, that failure to receive the TASE and/or Israeli Securities Authority approval for any of the terms and conditions set forth in Section 4.10, shall not cause a postponement of the Closing, provided that all other conditions to closing set forth in this Section have been fulfilled.

(b)      The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met, any of which may be waived, in writing, by the Company:

(i)           the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)           all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed;

(iii)          the delivery by each Purchaser of the items set forth in Section 2.2(b) of this Agreement; and

(iv)          The Escrow Agent confirming in writing to the Company that the entire Subscription Amount is deposited in the Escrow Account, and that contemporaneously with the filing of the Form T87 by the Company shall be held exclusively for the benefit of the Company subject to no restrictions whatsoever;

(c)      The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met, any of which may be waived, in writing, by the Purchaser Majority, which waiver shall be at the sole discretion of the Purchaser Majority, and shall be binding upon each Purchaser:

(i)           The accuracy when made, in all material respects, of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date) and the accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)           all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)           the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv)           there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(v)           from the date hereof to the Closing Date, trading in the Ordinary Shares of the Company shall not have been suspended for any reason   except for a suspension by the TASE of trading for not more than 60 minutes due to a reporting of the Company.

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(d)      Best Efforts. The parties shall use commercially reasonable best efforts to complete all of the conditions to Closing specified above in a timely manner so that the Closings shall occur no later than 45 days following the date hereof.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Company. Except as set forth in (i) the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules or in a cross-reference thereto, or (ii) a reference in the Disclosure Schedule to the location in the ISA Reports (other than any risk factors, forward looking statements, safe harbors or similar language contained therein) where such disclosure is made, the Company hereby makes the following representations and warranties to each Purchaser:

(a)           Subsidiaries.  All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(a).  The Company owns, directly or indirectly, all of the share capital or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding share capital of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)           Organization and Qualification.  The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  To the best knowledge of the Company, each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)           Authorization; Enforcement.  Other than in connection with the Required Approvals, the Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of this Agreement and the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s shareholders in connection herewith or therewith other than in connection with the Required Approvals.  This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof including the receipt of the Required Approvals and the fulfillment of the conditions set forth in Section 2.3 above, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.

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(d)           No Conflicts.  The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and at the Closing will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of association, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)           Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Sections 2.2, 4.2 and 4.4 of this Agreement, (ii) the filing and approval of the Commission of the ADR Facility and in the case of a Non-Uniform Offering, the approval of the Israeli Securities Authority ("ISA") to publish the Listing Prospectus (as defined in below), (iii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities and the listing of the Shares and Warrant Shares, and as applicable the ADSs of the Company, for trading thereon in the time and manner required thereby, (iv) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws, (v) the Shareholders Approval; (vi) the TASE Approval, (collectively, the “Required Approvals”).

(f)           Issuance of the Securities.  The Shares and the Warrants are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents and under applicable law, including the Israeli Securities Laws.  The Warrant Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents and under applicable law, including the Israeli Securities Laws.  The Company has reserved from its duly authorized share capital the maximum number of Ordinary Shares issuable pursuant to this Agreement and the Warrants.

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(g)           Capitalization.  The capitalization of the Company is as set forth on Schedule 3.1(g), which Schedule 3.1(g) shall also include the number of Ordinary Shares owned beneficially, and of record, by Affiliates of the Company as of the date hereof.  The Company has not issued any share capital since its most recently filed periodic report under the Israeli Securities Laws, other than pursuant to the exercise of share options under the Company’s share option plans, the issuance of Ordinary Shares to employees pursuant to the Company’s share purchase plans and pursuant to the conversion and/or exercise of Ordinary Shares Equivalents outstanding as of the date of the most recently filed periodic report under the Israeli Securities Laws.  Without derogating from that which is set forth herein with respect to the separate Israeli Institutional Investors Transaction and/or the Orbimed Transaction, and except as otherwise set forth in the Company’s ISA Reports, (i) no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents, and (ii) except as a result of the purchase and sale of the Securities, and other than pursuant to the exercise of share options under the Company’s share option plans, the issuance of the options to employees as set forth in the Option Plan Outline of Offering, the issuance of Ordinary Shares to employees pursuant to the Company’s share purchase plans and pursuant to the conversion and/or exercise of Ordinary Shares Equivalents outstanding as of the date of the most recently filed periodic report under the Israeli Securities Laws, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any Ordinary Shares, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional Ordinary Shares or Ordinary Shares Equivalents.  The issuance and sale of the Securities will not obligate the Company to issue Ordinary Shares or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding share capital of the Company is duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with Israeli Securities Laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  Except for the Required Approvals, no further approval or authorization of any shareholder, the Board of Directors or others is required for the issuance and sale of the Securities.  Except for the Undertaking Letter executed by and among OrbiMed Israel Limited Partnership and the Current Shareholders (as such term is defined in such Undertaking Letter) dated January 3, 2013, there are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s share capital to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

(h)          ISA Reports; Financial Statements.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Israeli Securities Laws  (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “ISA Reports”) on a timely basis or has received, or is otherwise eligible for,  a valid extension of such time of filing and has filed any such ISA Reports prior to the expiration of any such extension.  As of their respective dates filed or otherwise as set forth in the filing, the ISA Reports complied in all material respects with the requirements of the Israeli Securities Laws, as applicable,  and were true, accurate and complete in all material respects as of the date filed with the TASE and/or the Israel Securities Authority (the "ISA"), as applicable, and contain all the material information that is necessary pursuant to applicable Israeli Securities Laws, except to the extent corrected by a subsequent ISA Report filed with the ISA prior to the date of this Agreement.  The ISA Reports do not include any "Misleading Statement ("Prat Mataa", as such term is defined under the Israeli Securities Laws). The financial statements of the Company included in the ISA Reports comply in all material respects with applicable accounting requirements and the rules and regulations of Israeli Securities Laws with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with the International Financial Reporting Standards applied on a consistent basis during the periods involved (“IFRS”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by IFRS, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

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(i)           Material Changes; Undisclosed Events, Liabilities or Developments.  Since the date of the latest audited financial statements included within the ISA Reports, except as specifically disclosed in a subsequent ISA Report filed prior to the date hereof: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to IFRS or disclosed in ISA Reports, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its share capital and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company share option plans. Other than with respect to the Transaction Documents, the Israeli Institutional Investors Transaction and the Orbimed Transaction, the Company is not in a situation in which it is delaying publication of an immediate report under the provisions of Regulation 36 (b) of the Securities Regulations (Periodical and Immediate Reports), 5730 - 1970 (hereinafter - "Delayed Report"), and that if  it is in a Delayed Report situation, it will deliver to the Purchasers such information as is being delayed, prior to the Closing Date, subject to their obligations for preservation of confidentiality in the usually accepted form. Except for the issuance of the Securities contemplated by this Agreement, the Israeli Institutional Investors Transaction, the Orbimed Transaction, no event, liability, fact, circumstance, occurrence or development has occurred or exists, or is reasonably expected to occur or exist, with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Trading Day prior to the date that this representation is made.

(j)           Litigation.  There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor any director (in their capacity as members of the board of directors of the Company) or officer thereof (in their capacity as officers of the Company), is or has been the subject of any Action involving a claim of violation of or liability under any applicable securities laws or a claim of breach of fiduciary duty under applicable corporate laws.  Except as disclosed in Schedule 3.1(j), (i) there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the ISA involving the Company or any current or former director or officer of the Company, and (ii) the ISA has not issued any stop order or other order or instruction prohibiting the Company from using a shelf prospectus, nor is there any known circumstance or reason for which the ISA may prohibit the Company from using a shelf prospectus in the future.

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(k)           Labor Relations.  No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect.  None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement (other than in Israel being subject to certain provisions of the collective bargaining agreements between the Histadrut (General Federation of Labor in Israel) and the Coordination Bureau of Economic Organizations including the Industrialists' Associations which are applicable to the Company’s Israeli employees by virtue of expansion orders issued in accordance with relevant labor laws by the Israeli Ministry of Economics (Labor and Welfare), and which apply such agreement provisions to the Company’s employees even though they are not directly part of a union that has signed a collective bargaining agreement with the Company), no labor union has requested or has sought to represent any of the employees, representatives or agents of the Company, and the Company and its Subsidiaries believe that their relationships with their employees are good.  To the knowledge of the Company, no executive officer of the Company or any Subsidiary is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.  The Company and its Subsidiaries are in compliance with all applicable laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l)           Compliance.  Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree, or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

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(m)           Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses as described in the ISA Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n)           Title to Assets.  The Company and the Subsidiaries have good and marketable title to all real property owned by them and good and marketable title in all chattel or personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of applicable taxes, for which appropriate reserves have been made therefor in accordance with IFRS and the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in material compliance.

(o)           Intellectual Property.  The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the ISA Reports as necessary or required for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement.  Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the ISA Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person.  To the best knowledge of the Company, all such Intellectual Property Rights are enforceable. To the best knowledge of the Company there is no existing infringement by another Person of any of the Intellectual Property Rights, which could reasonably be expected to result in a Material Adverse Effect.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy and confidentiality of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)           Governmental Funding. Except as specified in Schedule 3.1(p), the Company and the Subsidiary have no pending or outstanding grants, incentives, exemptions or subsidies from the Government of the State of Israel or any agency thereof, or from any non-Israeli governmental entity, granted to the Company or the Subsidiary or assigned to or assumed by the Company or the Subsidiary (collectively, “Grants”), including, without limitation, (i) the Israeli Investment Center, (ii) the Israeli Office of the Chief Scientist, (iii) the BIRD Foundation and any other similar governmental or government-related entity, (iv) the Fund for the Encouragement of Marketing, and (v) any taxation authority.

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(q)           Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged.  Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a materially significant increase in cost.

(r)           Transactions With Affiliates and Employees.  Except as set forth in the ISA Reports, and other than with respect to the Orbimed Transaction, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, shareholder, member or partner, in each case in excess of $50,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including share option agreements under any share option plan of the Company.

(s)           Effectiveness of Internal Controls.  The Company and the Subsidiaries are in compliance with any and all applicable requirements of Section 9B of the Securities Law Regulations (Periodic and Immediate Reports) – 1970, as applicable to the Company effective as of the date hereof and as of the date of the Closing,  with respect to its reports on the effectiveness of internal auditing of financial reports and disclosure that are effective as of the date hereof.

(t)           Certain Fees.  Except as forth in Schedule 3.1(t), and without prejudice to any fees of a type contemplated in this Section which may be paid by the Company with respect to the Israeli Institutional Investors Transaction, no brokerage or finder’s fees or commissions are or will be payable by the Company or  any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.  The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(u)           Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, (i) no registration under the Securities Act, and (ii) no prospectus under the Israeli Securities Laws, is required for the offer and sale of the Shares and Warrants by the Company to the Purchasers as contemplated hereby, or for the issuance of the Warrant Shares upon exercise of the Warrants. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

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(v)           Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(w)           Registration Rights.  Other than each of the Purchasers, and the investors under each of the Israeli Institutional Investors Transaction and the Orbimed Transaction, and without prejudice to the last sentence set forth in Section 4.2(a) hereinafter,  no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(x)           Listing and Maintenance Requirements.  The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Ordinary Shares are or have been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(y)           Disclosure.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Israeli Institutional Investors Transaction and the Orbimed Transaction, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company.  All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.   The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(z)           No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) except with respect to the Orbimed Transaction and the Israeli Institutional Investors Transaction, any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(aa)           Solvency.  Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder: (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, and (ii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).  The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date.  The quarterly report of the Company and Form T126 filed by the Company on May 30, 2014 sets forth as of March 31, 2014 all material indebtedness of the Company or any Subsidiary (including any liability, debt, guarantee, loan, obligation), or for which the Company or any Subsidiary has commitments.

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(bb)           Tax Status.  Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(cc)           No General Solicitation.  Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising (within the meaning of Regulation D).  The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(dd)           Foreign Corrupt Practices.  Neither the Company nor any Subsidiary, and to the knowledge of the Company or any Subsidiary, neither any agent or other person acting on behalf of the Company or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, or (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, in each case as would be in material violation of the FCPA.

(ee)           Accountants.  The Company’s accounting firm is set forth on Schedule 3.1(ee) of the Disclosure Schedules.  To the knowledge and belief of the Company, such accounting firm: (i) is an Israeli registered public accounting firm as required by the Israeli Securities Law, and (ii) subject to the approval by the shareholders at the annual meeting of the company to be held in 2014 of the selection of such accounting firm for the audit of the 2014 fiscal year as required under the Companies Law, shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the fiscal year ending 2014.

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(ff)              No Disagreements with Accountants and Lawyers.   There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and, other than reasonable and standard trade payables owed, the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(gg)            Acknowledgment Regarding Purchasers’ Purchase of Securities.  The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities.  The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(hh)           Medical Regulatory Approvals.  As to each product subject to the jurisdiction of the (i) U.S. Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (“FDCA”), (ii) the European Medical Devices Directive (the "EU Directives"), (the " FDA and the EU Directives and any additional medical devices regulators in any jurisdiction in which the Company operates and/or its products are sold, the "Medical Devices Regulators"), that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Company or any of its Subsidiaries (each such product, a “Pharmaceutical Product”), such Pharmaceutical Product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company in compliance with all applicable requirements under FDCA and similar laws, rules and regulations in any applicable jurisdiction, relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports.  There is no pending, completed or, to the Company's knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has received any notice, warning letter or other communication from the Medical Devices Regulators or any other governmental entity, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Pharmaceutical Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Pharmaceutical Product, (iii) imposes a clinical hold on any clinical investigation by the Company or any of its Subsidiaries, (iv) enjoins production at any facility of the Company or any of its Subsidiaries, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company or any of its Subsidiaries, or (vi) otherwise alleges any violation of any laws, rules or regulations by the Company or any of its Subsidiaries, and which, either individually or in the aggregate, would have a Material Adverse Effect.  The properties, business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the Medical Devices Regulators.  The Company has not been informed by any Medical Devices Regulator that such Medical Devices Regulator will prohibit the marketing, sale, license or use in any applicable jurisdiction  of any product proposed to be developed, produced or marketed by the Company nor has any Medical Devices Regulator expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by the Company.

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(ii)           Share Option Plans. Each share option granted by the Company under the Company’s share option plans was granted (i) in accordance with the terms of the Company’s applicable share option plan and (ii) with an exercise price equal to the average of the Company’s share price during a fixed period of time before the date the grants were approved by the Board of Directors’ in accordance with the applicable plan. No share option granted under the Company’s share option plan has been backdated.  The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, share options prior to, or otherwise knowingly coordinate the grant of share options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(jj)           Office of Foreign Assets Control.  Neither the Company nor any Subsidiary  nor, to the Company's knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(kk)           Money Laundering.  The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Prohibition on Money Laundering Law of 2000, and any applicable money laundering statutes and applicable rules and regulations thereunder, all as such are applicable to either of the Company or the Subsidiaries (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(ll)           No Disqualification Events.  With respect to the Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, to the best knowledge of the Company, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an "Issuer Covered Person" and, together, "Issuer Covered Persons") is subject to any of the "Bad Actor" disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a "Disqualification Event"), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchasers a copy of any disclosures provided thereunder.

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(mm)         Notice of Disqualification Events. The Company will notify the Purchasers in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

3.2           Representations and Warranties of the Purchasers.  Each Purchaser, for itself and for no other Purchaser, severally and not jointly, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein):

(a)           Organization; Authority.  Such Purchaser is an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser.  Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.

(b)           Own Account.  Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act,  any applicable state securities law and/or the Israeli Securities Laws, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws and the Israeli Securities Laws).  Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c)           Purchaser Status.  At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants, it will be (i) an “accredited investor” as defined in Rule 501 under the Securities Act, (ii)  company, corporation, limited liability company, a partnership or a limited liability partnership with an Equity (as defined below) equal to or exceeding NIS 50,000,000. For purpose of this Section “Equity” shall mean Purchaser's equity as registered and recorded by Purchaser in its most recent financial statements in accordance with generally acceptable accounting principles applicable to such Purchaser, and (iii) if such Purchaser is a partnership, limited liability partnership or an entity with similar characteristics ("Partnerships"), then (A) investment amounts placed by limited partners in the Partnership are recorded as Equity, and (B) the general partner of the Partnership is the body which carries out the decision making process with respect to investments made by the Partnership, and the limited partners are not involved in the decision making process (an investor qualifies under (ii) and (iii), shall be referred to herein as "Institutional Investor"). No Purchaser is resident of, or organized under the laws of, the State of Israel, nor is any Purchaser an Enemy of Israel (as such term is defined under the Israeli Trading with the Enemy Ordinance of 1939) or acting on behalf of or for the benefit of such.

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(d)           Experience of Such Purchaser.  Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)           General Solicitation.  Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f)           Access to Information. Such Purchaser acknowledges that no offering memorandum or similar disclosure document has been prepared in connection with the sale of the Securities, and that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the ISA Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to publicly disclosed information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense, that it may legally disclose (and if not so able to disclose, has provided a legal reason for such non-disclosure) and  that is necessary to make an informed investment decision with respect to the investment.  The only representations and warranties being given to such Purchaser by the Company are as contained in this Agreement. Such Purchaser acknowledges and agrees that neither the Broker nor any Affiliate of the Broker has provided such Purchaser with any information or advice with respect to the Securities nor is such information or advice necessary or desired.  Neither the Broker nor any Affiliate has made or makes any representation as to the Company or the quality of the Securities and the Broker and any Affiliate may have acquired non-public information with respect to the Company which such Purchaser agrees need not be provided to it.  In connection with the issuance of the Securities to such Purchaser, neither the Broker nor any of its Affiliates has acted as a financial advisor or fiduciary to such Purchaser.

(g)           Certain Transactions and Confidentiality.  Other than consummating the transactions contemplated hereunder, such Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, executed any purchases or sales, including Short Sales, of, or other transaction in, the securities of the Company or any derivative security thereof, during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of an investment in such securities and ending immediately prior to the execution hereof.  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.  Other than to other Persons party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future, subject to all applicable laws.

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(h)           Lock Up. Such Purchaser is aware of the fact that the Shares and the Warrant Shares are subject to certain lock-up restrictions under Israeli Securities Laws, and the transfer of the Securities shall be subject to such restrictions. Such Purchaser undertakes to comply with all such restrictions with respect to the Securities.

(i)           No Voting Agreements. The Purchaser is not a party to any agreement or arrangement, whether written or oral, between the Purchaser and any of the Company's shareholders as of the date hereof or a corporation in which the Company's shareholders are an Interested Party (as defined in the Companies Law) as of the date hereof, regulating the management of the Company, the shareholders' rights in the Company, the transfer of shares in the Company, including any voting agreements, shareholder agreements or any other similar agreement even if its title is different or has any other relations or agreements with any of the Company's shareholders, directors or officers.

(j)           No Governmental Review. Such Purchaser understands that no Israeli or United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(k)           Restricted Securities. Such Purchaser  understands that the Securities, are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration in the United States of America under the Securities Act only, and under Israeli securities laws only in certain limited circumstances. Each Purchaser understands and acknowledges that: (i) the Securities are being offered and sold to it without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and such Purchaser hereby consents to such reliance.

(l)           Brokers. No agent, broker, investment banker, person or firm acting in a similar capacity on behalf of or under the authority of the Purchaser is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, for which the Company or any of its Affiliates or the Brokers after the Closing could have any liabilities in connection with this Agreement, any of the transactions contemplated by this Agreement, or on account of any action taken by the Purchaser in connection with the transactions contemplated by this Agreement.

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(m)           Independent Advice. Each Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Securities constitutes legal, tax or investment advice.

The Company acknowledges and agrees that the representations contained in Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1           Transfer Restrictions.

(a)           The Securities may only be disposed of in compliance with state and federal securities laws and the Israeli Securities Laws.  In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act or is not otherwise being transferred in violation of the Israeli Securities Laws.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of a Purchaser under this Agreement, other than with respect to such rights which are explicitly denoted in this Agreement as being non-transferable rights.

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties, it being clarified however that any rights under this Agreement which are explicitly denoted as being non-transferable rights shall not accrue to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith.  Further, no notice shall be required of such pledge.  At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

(b)           The Purchasers confirms and acknowledges that the resale of the Securities shall be restricted under US applicable law, in the following manner:

THE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY

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 The Securities shall not be so restricted (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Shares or Warrant Shares, to a transferee that is not an affiliate of Purchaser or the Company, pursuant to Rule 144 (iii) if such Shares or Warrant Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Shares and Warrant Shares and without volume or manner-of-sale restrictions, (iv)  following any sale of such Securities pursuant to Rule 904 of Regulation S under the U.S. Securities Act ("Rule 904"), or (iv) if the resale of the Securities is not otherwise restricted or prohibited under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) and the rules and regulations promulgated thereunder.  If all or any portion of a Warrant is exercised at a time when there is an ADR Facility, or if such Shares or Warrant Shares may be sold under Rule 144 and the Company is then in compliance with the current public information required under Rule 144, in compliance with Rule 904, or if the Shares or Warrant Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Shares or Warrant Shares or if no restriction on resale of the Securities exist under any US applicable law, then the resale of such Warrant Shares shall not be restricted as specified above . The Company agrees that following the Effective Date or at such time as nor restriction on the resale of the Securities exist under this Section 4.1(c), it will, no later than three (3) Trading Days following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate or other evidence representing Shares or Warrant Shares, as the case may be, (such third Trading Day, the “Restriction Removal Date”), deliver or cause to be delivered to such Purchaser a certificate or other evidence representing such shares that is free from all restrictive and other legends.  The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.

(c)           In addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as liquidated damages and not as a penalty, for each $1,000 of Shares or Warrant Shares (based daily volume weighted average price of one Ordinary Share of the Company on the TASE for the five Trading Days prior to the date such Securities are submitted to the Transfer Agent) delivered for removal of any restriction and subject to Section 4.1(c), $10 per Trading Day (increasing to $20 per Trading Day ten (10) Trading Days after such damages have begun to accrue) for each Trading Day after the Restriction Removal Date until such certificate is delivered without confirming no restriction on resale of such Securities exist. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by the Transaction Documents, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

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(d)           Each Purchaser, severally and not jointly with the other Purchasers, agrees with the Company that such Purchaser will sell any Securities only pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of any restriction on resale from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding.

(e)           In addition, the Shares and the Warrant Shares are subject to certain lock-up restrictions as specified under Section 15C of the Securities Law and the regulations promulgated under such Section, and each Purchaser, severally and not jointly with the other Purchasers, agrees with the Company that such Purchaser will sell any Securities only in accordance with the requirements set forth therein.

4.2           Registration Rights.

(a)           American Depository Receipts. On or before the seven-month anniversary of the Closing Date, the Company agrees to have in place a Level II American Depositary Receipts facility (“ADR” and "ADR Facility", respectively) on NASDAQ or the New York Stock Exchange (NYSE).  The Purchasers shall have the right to have the Shares (or any portion of them) and, once issued upon exercise of the Warrants, the Warrant Shares (or any portion of them) be converted into American Depositary Shares, at the Company’s expense, immediately following the completion of the implementation of the ADR Facility. At least 30 days prior to the formation of the ADR Facility, the Company will notify each Purchaser of its rights to have his Shares and Warrant Shares (if converted) be registered under the ADR Facility, and shall register such Shares and Warrant Shares under the ADR Facility at the election of the Purchasers. Implementation of ADR Facility shall be deemed completed when the Company’s Registration Statement filed with the Commission with respect to ADSs of the Company is declared effective by the Commission.  The Company covenants to make reasonable commercial efforts to maintain the registration of the Ordinary Shares through such ADR Facility, or to register and maintain an Alternative US Registration, in each case, until the later of (i) the third anniversary  following effectiveness thereof, and (ii)  the six-month anniversary of the exercise of the last of the Warrants (provided that any Warrants that expire prior to exercise shall, for purposes of this sentence, be deemed to have been exercised six months prior to expiration). The Purchasers agree that, in the sole discretion of the Company and any other shareholders of the Company, additional shares of the Company which have been issued to shareholders, or which may be issued to shareholders in the future, may be converted into American Depositary Shares, as part of the completion of the implementation of the ADR Facility, or at any time thereafter. As used herein, an Alternative US Registration shall mean a registration of the Ordinary Shares (including the Shares and Warrant Shares) with effect for the benefit of the Purchasers at least as beneficial (as confirmed by the Purchaser Majority) as provided under the ADR Facility.

(b)           Release of Israeli Lock-Up Restrictions. If the Company is unable to establish the ADR Facility within a (seven) 7 month period from the Closing Date, the Company shall take all necessary actions,  in order to permit resale by the Purchasers of no less than 100% of the Purchased Shares and 100% of the Warrant Shares (once issued upon exercise of the Warrants) on the TASE by release of the Israeli lock-up restrictions from the Shares and Warrant Shares by publishing an underwritten non-uniform offering prospectus or an underwritten shelf offering report (the "Listing Prospectus") with the Israeli Securities Authority and the TASE (the "Non-Uniform Offering"). The Company undertakes that (A) such Non-Uniform Offering shall be completed within seven (7) months from the Closing Date and shall be in full compliance with any and all Israeli Securities Laws requirements, including insuring that such Non-Uniform Offering is underwritten, (b) that the underwriter in such offering (the "Pricing Underwriter") participated in the determination of the Per Share Purchase Price under this Agreement, in accordance with an agreement with such underwriter attached as Schedule 4.2(b) to this Agreement, and (C) that the Pricing Underwriter complies with all requirements and limitations under Israeli Securities Laws (including and in particular any and all requirements and limitations pertaining to conflict of interest of an underwriter in a non-uniform offering). The above notwithstanding, and with no further obligation by the Company to any Purchaser, the Company agrees to use commercially reasonable efforts to complete the establishment of the ADR Facility even after such seven (7) month period has expired and the publishing of the Listing Prospectus and in such case, the Purchasers shall have the right to convert their Shares and Warrant Shares, once exercised, to ADSs of the Company under the ADR Facility.

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(c)            It is agreed and acknowledged by the Purchasers, that the Listing Prospectus will release the Israeli lock up restrictions on the Shares and the Warrant Shares, only for Purchasers that are (A) Institutional Investors (as defined above) at the time of this Agreement, at the time of the Closing and at the time such Listing Prospectus is published, and (B) only for Purchasers which are party to this Agreement (and not to any transferees of such Purchaser).  It is further agreed and acknowledged by the Purchasers that the Listing Prospectus, or other TASE prospectus or offering report similar thereto, may be used to facilitate a release of Israeli lockup restrictions on any shares and warrants sold pursuant to the Israeli Institutional Investors Transaction and/or the Orbimed Transaction; provided, however, that if the Listing Prospectus is utilized to release any lock-up provisions other than the Purchasers' lock-up provisions, Purchasers' rights as provided under this Agreement shall not be adversely affected from such joinder.

(d)           If following the seven (7) month anniversary of the Closing Date(i) a Registration Statement registering for resale by the Purchasers all of the ADRs representing the Shares and Warrant Shares (or registering for resale all of the Shares and Warrant Shares directly) is not declared effective by the Commission, and  (ii) all lock-up restrictions on the trading of the Shares and Warrant Shares in Israel were not removed in a Non-Uniform Offering (the existence of both (i) and (ii) above, shall be referred herein as a "Registration Failure"), then, in addition to such Purchaser’s other available remedies, the Company shall pay to each Purchaser, in cash, as  liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to two percent (2.0%) of the aggregate Subscription Amount of Securities still held by such Purchaser and still subject to any lock up period under the Israeli Securities Laws (which lock-up period would otherwise be released by the Company taking such actions as set forth above) on every thirtieth (30th) day (pro-rated for periods totaling less than thirty days) following the occurrence and during the continuance of a Registration Failure, until the date such Registration Failure is cured.  The payments to which a Purchaser shall be entitled pursuant to this Section 4.2(d) are referred to herein as “Registration Failure Payments.”  In no event shall Registration Failure Payments be payable by the Company in respect of more than twelve (12) thirty (30)-day periods.     Registration Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Registration Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Registration Failure Payments is cured.  In the event the Company fails to make Registration Failure Payments in a timely manner, such Registration Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Subject to the provisions of the last sentence of this Section 4.2(d), nothing herein shall limit such Purchaser’s right to pursue actual damages for the Registration Failure, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The Parties agree that the Registration Failure Payments were considered by them and were agreed as foreseeable and reasonable estimation of the damages incurred by the Purchaser for the failure by the Company to register the Shares and Warrant Shares as ADR or to remove the restrictions on such Shares and Warrant Shares in a Non-Uniform Offering, as required under this Section 4.2.  Notwithstanding any provision in this Agreement, if any Purchaser delays providing customary information, or takes other actions that directly causes the Company to make a Registration Failure, then the Company can exclude such Purchaser’s shares from the Registration Statement without liability to such Purchaser. In addition, the Company’s obligations hereunder to a Purchaser (and the determination of whether a Registration Failure has occurred) shall be conditioned on such Purchasers’ timely provision in all material respects of information reasonably requested by the Company in connection with any filing with the Securities and Exchange Commission and/or the Israeli Securities Authority, and no Registration Failure Payments to a Purchaser shall be incurred in the event of unreasonable delay caused by such Purchaser’s failure to respond to the Company’s information requests or requests for customary representations; provided, however, that the obligations of the Company towards any Purchaser under this Section 4(2) (including the obligation to pay Registration Failure Payments) that has complied with the above, shall not be prejudiced in any way due to a non-compliance of any other Purchaser with such provisions.

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4.3           Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities by the Company hereunder or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.4           Securities Laws Disclosure; Publicity.  The Company shall by the earlier of (i) 9:30 a.m. (Israeli time) on the Trading Day immediately following the date hereof, or (ii) as otherwise required under the Israeli Securities Laws, (a) issue a press release disclosing the material terms of the transactions contemplated hereby, (b) file an Immediate Report to the TASE and the ISA disclosing all material terms of the transactions contemplated hereby, and all other disclosures pertaining to this Agreement as required by Israeli Securities Laws. In addition when required under the Israeli Securities Laws, but no later than 3 Trading Days following the report filed as per sub-Section (b) above, file immediate report with respect to an exceptional private offering, a material private offering and/or a private offering, all in accordance with Israeli Securities Laws, including a notice of a shareholders' meeting and the intention of the Company to release the Shares and the Warrant Shares from any lock-up restrictions in a non-uniform offering.  The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing required under the Israeli Securities Laws, without the prior written consent of such Purchaser, except: (a) as required by federal securities law, including in connection with  any Registration Statement contemplated hereby  and/or the ADR Facility, and (b) to the extent such disclosure is required by law, including the Israeli Securities Laws and/or the Companies Law (including for avoidance of doubt the provisions set forth in Section 185 of the Companies Law and any subsequent public disclosures the Company have to make as a result of this section), or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (b).

4.5           Non-Public Information.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have entered into a written agreement with the Company regarding the confidentiality and use of such information.  The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.  In no event shall the Company be liable to any Purchaser for the failure to disclose information due to the operation of this provision; provided, however, that if the Company is withholding or not fully disclosing any information due to any legal requirement, it shall have informed the Purchaser of such fact; and further provided however that disclosures to be made by the Company as required pursuant to that which is set forth in Section. above, shall only be made after the Purchaser has entered into a standard and reasonable written agreement with the Company regarding the confidentiality and use of such information.

4.6           Use of Proceeds.  The Company shall use the net proceeds from the sale of the Securities hereunder for working capital and other general corporate purposes.  The Company also may use a portion of the net proceeds, currently intended for general corporate purposes, to acquire or invest in technologies, products, services or companies that complement its business, although the Company has no present plans or commitments and is not currently engaged in any material negotiations with respect to these types of transactions. Pending these uses, the Company intends to invest the net proceeds from this offering in short-term, interest-bearing, investment-grade securities, or as otherwise pursuant to the Company’s customary investment policies.  The Company shall not use such proceeds: (a) for the satisfaction of any portion of the Company’s debt (other than payment of trade payables or the Company’s bank overdrafts  in the ordinary course of the Company’s business and prior practices), (b) for the redemption of any Ordinary Shares or Ordinary Shares Equivalents, (c) for the settlement of any outstanding litigation as of the date hereof or (d) in violation of FCPA or OFAC regulations.

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4.7           Indemnification of Purchasers.

(a)      Subject to the provisions of this Section 4.7, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents  (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any shareholder of the Company who is not an Affiliate or transferee of any Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based  upon a breach of a Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Parties may have with any such shareholder or any violations by Purchaser Parties of any applicable securities laws or any conduct by Purchaser Parties which constitutes fraud, negligence, willful misconduct or malfeasance, in each such case, only to the extent Company or any person on its behalf did not contribute to such breach, violation, negligence, willful misconduct or malfeasance or if Company's actions constitute fraud, gross negligence, willful misconduct or malfeasance) (the "Indemnifiable Losses").  If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party.  Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.  The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable exclusively (and without contribution of the Company) to any Purchaser Party’s negligence or intentional misconduct or breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred, provided that all such amounts shall be refunded to the Company in the event that it is ultimately determined by competent courts that the receiving party was not entitled to indemnification hereunder. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.8           Reservation of Ordinary Shares. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available until exercise or expiration of the Warrant, free of preemptive rights, a sufficient number of Ordinary Shares for the purpose of enabling the Company to issue Shares pursuant to this Agreement and Warrant Shares pursuant to any exercise of the Warrants.

4.9           Listing of Ordinary Shares. The Company hereby agrees to use commercially reasonable best efforts to maintain as long as any Warrant is outstanding (and for a period of 6 months thereafter), the listing or quotation of the Ordinary Shares on the Trading Market on which it is currently listed.  The Company will take all action reasonably necessary to continue the listing or quotation and trading of its Ordinary Shares on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. Following the formation of the ADR Facility, and for as long as any Warrant is outstanding (and for a period of 6 months thereafter), the Company agrees to maintain the eligibility of the Ordinary Shares for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

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4.10           Subsequent  Equity Sales.

(a)           Without prejudice to that which is set forth in Section 2.3(a)(iii) above and Section 4.15 below, and subject to all applicable laws, including the Israeli Securities Laws, from the date hereof and until the earliest of (A) the ability of the Purchaser to sell  the Shares and Warrant Shares as set forth in Section 4.2(a) above, or (B) the removal of any Israeli Lock-Up restrictions in a Non-Uniform Offering (each as described in Section 4.2), or (C) the removal of any Israeli Lock-Up restrictions in accordance with the provisions of  Section 15C of the Securities Law and the regulations promulgated under such Section (a “Restriction Termination”), then without the prior written consent of Purchasers holding Securities representing a Purchaser Majority, neither the Company nor any of its Subsidiaries shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Ordinary Shares or Ordinary Shares Equivalents.  The aforesaid rights shall not be transferable by the Purchasers.  The restriction in this Section 4.10(a) shall not apply if, at the relevant time, there are no Qualifying Purchasers.

(b)           Without prejudice to that which is set forth in Section 2.3(a)(iii) above and Section 4.15 below, and subject to all applicable laws, including the Israeli Securities Laws, from the date hereof until one-hundred and eighty days after a Restriction Termination, then, without the prior written consent of Purchaser holding Securities representing a Purchaser Majority, neither the Company nor any of its Subsidiaries, shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Ordinary Shares or Ordinary Shares Equivalents other than a bona-fide, underwritten offering with gross proceeds of at least $20 million. The aforesaid rights shall not be transferable by the Purchasers.  The restriction in this Section 4.10(b) shall not apply if, at the relevant time, there are no Qualifying Purchasers.

(c)           Without prejudice to that which is set forth in Section 2.3(a)(iii) above, and subject to all applicable laws, including the Israeli Securities Laws, from the date hereof until the one-year anniversary after the earlier of (A) the registration of the Shares and, if applicable, the Warrant Shares, under the ADR Facility, or (B) the removal of any Israeli Lock-Up restrictions in a Non-Uniform Offering (each as described in Section 4.2), or (C) the removal of any Israeli Lock-Up restrictions in accordance with the provisions of  Section 15C of the Securities Law and the regulations promulgated under such Section, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Ordinary Shares or Ordinary Shares Equivalents (or a combination of units thereof) involving a Variable Rate Transaction.  “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional Ordinary Shares either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the Ordinary Shares at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Ordinary Shares or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company is obligated to  issue securities at a future determined price, provided that the presence of customary anti-dilution protections shall not, in itself, deem a transaction a Variable Rate Transaction.  Subject to such right not being transferable, any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

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(d)           Notwithstanding the foregoing, this Section 4.10 shall not apply in respect of an Exempt Issuance.

4.11           Equal Treatment of Purchasers.  No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration is also offered to all of the parties to this Agreement.  For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.12           Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any transactions, including Short Sales, in any of the Company’s securities, or derivative securities thereof, during the period commencing with the execution of this Agreement and ending such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4.  Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial immediate reports and press release as described in Section 4.4, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents and the Disclosure Schedules.  Notwithstanding the foregoing, and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial immediate reports and press release as described in Section 4.4, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4 and (iii) without derogating from subsections (i) and (ii), no Purchaser shall have any duty of confidentiality to the Company or its Subsidiaries with respect to the matters disclosed publicly by the Company  after the issuance of the initial immediate reports and press release as described in Section 4.4.  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

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4.13           Form D; Blue Sky Filings.  The Company agrees to timely file, but in any event no earlier than the filings of the first report required to be filed by the Company in accordance with the provisions of Section 4.4 above,  a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

4.14           Acknowledgment of Dilution.  The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding Ordinary Shares, which dilution may be substantial under certain market conditions.  The Company further acknowledges that, subject to the receipt of the Required Approvals, its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Shares and Warrant Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other shareholders of the Company.

4.15           Israeli Institutional Investors; Orbimed.  For avoidance of doubt it is clarified that it is agreed and understood by each Purchaser that any possible or contemplated parallel investment in the Company by either of (i) any Israeli Institutional Investors, as such are defined in the first Annex to the Securities Law (an “Israeli Institutional Investors Transaction”), and/or (ii) OrbiMed Israel Partners, Limited Partnership, or any of its Affiliates ("Orbimed" and “Orbimed Transaction respectively), is not a condition precedent to effect the Closing, and the Closing shall take place upon satisfaction of all conditions precedent to the Closing as set forth in this Agreement, irrespective of any failure by the Company to negotiate, complete the execution of, or closing thereunder, any investment agreement with any Israeli Institutional Investors and/or Orbimed; whether such failure is due to the Company, any Israeli Institutional Investor, Orbimed, or caused by failure to achieve any required shareholder or other required corporate approvals to any such possible investment agreement between Orbimed and the Company and/or Israeli Institutional Investors and the Company.

Without prejudice to the provisions of this Section 4.15 above, and notwithstanding anything else set forth herein this agreement, at the sole discretion of the Company and Orbimed  and/or the Company and any Israeli Institutional Investors, without any obligations hereunder to the Purchasers, the Company may in tandem to entering into this Agreement, also enter into an investment agreements with any of Orbimed and/or Israeli Institutional Investors for the acquisition of additional Securities of the Company on terms that are substantially similar to those set forth herein (subject to the receipt of any other corporate approvals necessary for the closing of such separate and independent investment agreements); provided, however, that the price per Ordinary Share, the number of warrants per each Ordinary Share purchased under such agreements, and the exercise price for such warrants shall be equal to the ones specified in this Agreement, and provided, further, that  such additional investors may be entitled to all benefits and/or privileges accorded to the Purchasers but shall not receive any benefits and/or privileges and/or rights not received by the Purchaser.

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ARTICLE V.
MISCELLANEOUS

5.1           Termination.  This Agreement may be terminated by the Company or by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before 90 days following the date hereof; provided, however, that that the right to terminate this Agreement under this Section shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure to fulfill the conditions to closing set forth in this Agreement In the event that the any of the parties terminates this Agreement pursuant to this Section, neither party will have any further obligations to or rights against any other party hereto subject to such other party having fulfilled its obligations under this Section; and further provided, however, that the provisions of Article 5 (Miscellaneous) will survive any termination hereof; and further provided that such termination will not affect the right of any party to sue for any breach by any other party (or parties).

5.2            Fees and Expenses.  At the Closing, the Company has agreed to reimburse Sabby Management, LLC (“Sabby”) the non-accountable sum of $30,000 for its legal fees and expenses, $15,000 of which has been paid prior to the Closing. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, including any tax payable as a result thereof.  The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

5.3           Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of confirmation of transmission, if confirmation of such notice or communication which is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto is made at or prior to 5:30 p.m. (Israel time) on a Trading Day, (b) the next Trading Day after the date of confirmation of transmission, if confirmation of such notice or communication which is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto is made on a day that is not a Trading Day or later than 5:30 p.m. (Israel  time) on any Trading Day, (c) the seventh (7th) Trading Day following the date of mailing, if sent by U.S. or Israeli nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5           Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers Majority , or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

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5.6           Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7           Successors and Assigns.  Without prejudice to the rights which are explicitly stated to be non-transferable, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers’ Representative (other than by merger).  Other than any rights which are denoted herein as being non-transferable, any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

5.8           No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.9           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof; provided, however, that all matters related to the issuance of the Shares and Warrants, concerning governance of the Company, shareholder rights in the Company, Israeli Securities Law disclosures or  any other matters covered by the Companies Law and the Israeli Securities Laws  as applicable to the Company, shall be governed exclusively by the requirements of the laws of the State of Israel.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of such court as aforesaid for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices of service to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then in addition to the obligations of the Company under Section 4.7, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

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5.10           Survival.  The representations and warranties contained herein shall survive until the date that is 24 months following the Closing and the delivery of the Securities, and the covenants and agreements contained in this Agreement requiring performance following the Closing shall survive the Closing in accordance with their respective terms.

5.11           Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12           Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13            Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely (after giving effect to any cure period) perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of an exercise of a Warrant, the applicable Purchaser shall be required to return any Ordinary Shares subject to any such rescinded exercise notice concurrently with the return to such Purchaser of the aggregate exercise price paid to the Company for such shares and the restoration of such Purchaser’s right to acquire such shares pursuant to such Purchaser’s Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

5.14           Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction.  The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15           Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

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5.16           Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereof or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.  Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents.

5.17           Liquidated Damages.  The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.18           Fridays, Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day or Business Day, then such action may be taken or such right may be exercised on the next succeeding Trading Day or Business Day, as applicable.

5.19           Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and Ordinary Shares in any Transaction Document shall, in accordance with applicable Trading Market regulations, be subject to adjustment for reverse and forward share splits, share dividends, share combinations and other similar transactions of the Ordinary Shares that occur after the date of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

MEDIGUS LTD.	Address for Notice:
By:__________________________________________ Name: Title: With a copy to (which shall not constitute notice):	Fax:

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SIGNATURE PAGE FOR PURCHASER FOLLOWS]

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[PURCHASER SIGNATURE PAGES TO MDGS SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: ________________________________________________________
Signature of Authorized Signatory of Purchaser: __________________________________
Name of Authorized Signatory: ____________________________________________________
Title of Authorized Signatory: _____________________________________________________
Email Address of Authorized Signatory: ______________________________________________
Facsimile Number of Authorized Signatory: _____________________________________________
Address for Notice to Purchaser:

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Subscription Amount: $_________________

Shares: _________________

Warrant Shares: __________________

EIN Number: _______________________

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